Amendment No. 5

to

Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes

This Amendment No. 5 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (this “Amendment”) is entered into effective as of January 31, 2012 (the “Effective Date”), by and among Genesis Biopharma, Inc., a Nevada corporation (the “Company”), and the parties set forth on the signature page hereto as the “Holders” (the “Holders”).

Background

A. The Company and the Holders are the parties to the (A) Tranche A Senior Unsecured Convertible Notes (the “Tranche A Notes”) and (B) Tranche B Senior Unsecured Convertible Notes (the “Tranche B Notes”), each as amended by Amendment No. 1 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of November 30, 2011, Amendment No. 2 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of December 19, 2011, Amendment No. 3 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of January 5, 2012 and Amendment No. 4 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of January 13, 2012.

B. The Holders own all of the currently outstanding Tranche A Notes and Tranche B Notes.

C. The Company and the Holders wish to further amend the Tranche A Notes and the Tranche B Notes as set forth in this Amendment.

Agreement

The Company and the Holders agree as follows:

1. The capitalized term “Maturity Date” as defined in Section 1 of each of the Tranche A Notes is hereby amended and hereafter shall be defined to be February 29, 2012.

2. The capitalized term “Maturity Date” as defined in Section 1 of each of the Tranche B Notes is hereby amended and hereafter shall be defined to be February 29, 2012.

3. Except as expressly set forth in the preceding Sections 1 and 2, each of the Tranche A Notes and the Tranche B Notes shall remain in full force and effect.

4. Each Holder represents and warrants to the Company that this Amendment has been duly authorized, executed and delivered by him, her or it and constitutes his, her or its legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms.

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5. The Company represents and warrants to the Holders that this Amendment has been duly authorized, executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

6. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

7. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MIGHT CAUSE THE LAWS OF ANY OTHER JURISDICTION TO BE APPLIED.

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IN WITNESS WHEREOF, the Company and the Holders have duly executed this Amendment effective as of the Effective Date.

COMPANY:	HOLDER:

GENESIS BIOPHARMA, INC.	Ayer Capital Partners Master Fund, L.P.

By:	By:
Name:	Name:
Title:	Title:

HOLDER:	HOLDER:

Epworth-Ayer Capital	Bristol Investment Fund, Ltd.

By:	By:
Name:	Name:
Title:	Title:

HOLDER:

Ayer Capital Partners Kestrel Fund, LP

By:
Name:
Title:

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